TEMPUR SEALY ANNOUNCES DIRECT CHANNEL EXPANSION UPDATE
–First Tempur-Pedic Store to Open in Manhattan
–Market Testing of its Compressed TEMPUR-Cloud® Mattress

LEXINGTON, KY, January 13, 2020 – Tempur Sealy International, Inc. (NYSE: TPX, “Company”) announced today it expects to open its first Tempur-Pedic retail location in Manhattan in June of this year. This one-of-a-kind store in the Bloomberg building will provide customers with a luxury retail experience, and ensure customers have an opportunity to try out and select the right sleep solution for their personalized needs. The Company also announced that on Friday, January 17 it expects to officially open its 56th store at the Walt Whitman Mall on Long Island. The Company expects to operate 75 to 80 Tempur-Pedic retail locations by the end of 2020.

Tempur Sealy also noted that it is test marketing its latest compressed mattress offering, the TEMPUR-Cloud®, online only in select high-density population markets, including Dallas, Los Angeles, Miami, New York City, San Francisco, and Seattle. The TEMPUR-Cloud mattress is the Company’s premium “bed-in-a-box” offering, providing the high quality and premium feel of Tempur-Pedic, at an entry level price point and in a convenient shipped-to-your-door format. Tempur Sealy also offers compressed mattresses for consumers at all price points, including its Sealy® and Cocoon by Sealy® mattresses available at Sealy.com and CocoonbySealy.com and retailers across the US.

Scott Thompson, Tempur Sealy President and Chief Executive Officer commented, “Our direct to consumer business is growing rapidly and is a significant contributor to the Company’s profits. This business has been very profitable from its inception and has allowed us to diversify our business while getting closer to our customer. This is consistent with our approach of being wherever customers want to shop and it certainly strengthens our powerful omni-channel distribution model.”

“With thousands of retail partners across the world, third party retail distribution has been, and is expected to continue to be, the backbone of our business. Our broad base omni-channel distribution helps us to deliver on our mission to improve the sleep of more people, every night, all around the world,” Thompson added

Visit https://www.tempurcloud.com, https://www.sealy.com, and https://www.cocoonbysealy.com for more information about the products in this release.

Forward-Looking Statements
This press release may contain "forward-looking statements," within the meaning of the federal securities laws, which includes information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "expects," "anticipates," "projects," "plans," "proposed," "intends," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s operational plans, results of operation or financial position. Any forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. Numerous factors, many of which are beyond the Company's control, could cause actual outcomes to differ materially from those expressed as forward-looking statements.

About the Company
Tempur Sealy International, Inc. (NYSE: TPX) develops, manufactures, and markets mattresses, foundations, pillows and other products. The Company’s products are sold worldwide through third party retailers, its own stores, and online. The Company's brand portfolio includes many highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy® featuring Posturepedic® Technology, and Stearns & Foster®. World headquarters for Tempur Sealy International is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact
Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com